Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Ms. Sarah Stewart	Contact: Ms. Nandini Sankara
Regan Communications Group	Spokesperson, Suburban Propane
617.763.6728	973.503.9082
scox@regancomm.com	PR@suburbanpropane.com

Suburban Propane Partners, L.P. to Acquire Renewable Natural Gas (“RNG”) Production Assets from Equilibrium Capital Group and Establishes Partnership for the Development of Additional RNG Projects

WHIPPANY, NJ – December 28, 2022 – Suburban Propane Partners, L.P. (“Suburban” or the “Partnership”) (NYSE: SPH), a nationwide distributor of propane and other energy products to local communities, as well as an investor in low carbon energy alternatives, announced that its wholly-owned subsidiary, Suburban Renewable Energy, LLC (“Suburban Renewables”), reached an agreement to acquire a platform of renewable natural gas (“RNG”) assets from Equilibrium Capital Group (“Equilibrium”), a leading sustainability-driven asset management firm. In addition to the purchase of two operational biogas facilities, the parties have formed a partnership to serve as a long-term growth platform for the identification, development and operation of additional RNG projects; including an existing pipeline of identified RNG projects that are in various stages of development.

Strategic Rationale

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Aligns with Suburban’s ongoing strategic initiatives to invest in the energy transition to cleaner alternatives
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Provides immediate and meaningful scale to Suburban’s existing portfolio of renewable energy investments and assets
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Includes RNG projects that are currently operating and a pipeline of RNG projects to be developed
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Opportunity for synergies between the acquired assets and Suburban’s existing investments in rDME, hydrogen and RNG
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Expands Suburban’s operational expertise in RNG through the ongoing involvement and partnership with the Equilibrium team
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Provides a platform for accelerated growth in the renewable fuels sector
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Significantly enhances Suburban’s position in the rapidly growing market for RNG as a drop-in replacement for traditional natural gas, and which will benefit from tax credits under several state low carbon fuel standards and the Inflation Reduction Act of 2022
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Is expected to be accretive to Suburban’s distributable cash flow in fiscal 2024 as earnings benefit from ongoing expansion and production efficiency efforts

The RNG platform to be acquired is diversified across feedstocks, geographies and revenue streams, and complements Suburban Renewables’ ongoing activity to construct, own and operate an RNG facility at Adirondack Farms in Peru, New York. While the acquisition will immediately enhance and increase Suburban Renewables’ presence in RNG production and distribution, the partnership with Equilibrium through the joint venture arrangement will provide visible growth and experienced management in the rapidly developing waste-to-energy economy. RNG can be produced from multiple organic waste streams; including agricultural and food waste, helping to reduce methane emissions, while offering a low carbon solution as a drop-in replacement for traditional natural gas.

“This investment meaningfully advances our strategic goal of building out a renewable energy platform to help drive the energy transition to a low carbon economy. We are excited to be partnering with the Equilibrium team, which has a proven track record of sourcing, developing and managing high quality renewable natural gas producing assets,” said Michael Stivala, President and Chief Executive Officer of Suburban Propane. “We look forward to building upon and advancing this opportunity as we seek to leverage Equilibrium’s seasoned management team with a well-established network of operators, engineering and construction providers and off-takers, and a strong commitment to sustainable investments. The scalable platform complements our existing portfolio of renewable energy assets, either as a stand-alone RNG distributor, or as a pathway to rDME and hydrogen production.”

“Bio-fuels and renewable natural gas are now mainstream commodities in the transition to low carbon energy and decarbonization of our economy. The major challenge will be scaling cost-effective production supplies to meet market demand. Equilibrium is taking our experience investing in, developing, and operating scalable RNG production infrastructure, and partnering with Suburban’s market leadership and expertise in gas logistics, trading and user applications, to build assets that drive towards these goals,” said Dave Chen, Chief Executive Officer of Equilibrium Capital.

Transaction Details

The purchase price of $190.0 million for the two operating facilities, along with transaction fees and expenses, will be funded with borrowings of approximately $120.0 million under Suburban’s revolving credit facility, and the assumption of approximately $80.0 million of outstanding green bonds with an attractive interest rate. The RNG platform will include the following assets and the formation of an RNG development company with Equilibrium, as follows:

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Large-scale RNG facility in Stanfield, Arizona that is currently operating and includes seven anaerobic digesters, manure rights from approximately 55,000 dairy cattle and an interconnect with an interstate pipeline
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An operating facility in Columbus, Ohio that is currently receiving tipping fees from several large food and beverage providers for processing food waste into fertilizer and biogas, and has an active development project to upgrade the biogas into RNG for use in the transportation sector
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Option rights for a third RNG facility in the Midwest that is currently being developed by Equilibrium
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The creation of a development company to invest in and develop approximately $155.0 million of future RNG projects, of which Suburban Renewables will own approximately 70% and Equilibrium will own approximately 30% once such projects are fully funded

The parties have cleared the necessary regulatory approvals for a simultaneous signing and closing of the transactions.

Wells Fargo Securities, LLC served as exclusive financial advisor to Suburban. Evercore served as the exclusive financial advisor to Equilibrium Capital Group.

For more information on this partnership and acquisition, please visit

https://www.suburbanpropane.com/sp-equilibrium

Forward-Looking Statements

This press release contains certain forward-looking statements relating to future business expectations and financial condition and results of operations of the Partnership, based on management's current good faith expectations and beliefs concerning future developments. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed or implied in such forward-looking statements, including the following:

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The impact of weather conditions on the demand for propane, fuel oil and other refined fuels, natural gas and electricity;
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Volatility in the unit cost of propane, fuel oil and other refined fuels, natural gas and electricity, the impact of the Partnership’s hedging and risk management activities, and the adverse impact of price increases on volumes sold as a result of customer conservation;
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The impact of the COVID-19 pandemic and the corresponding government response, including the impact across the Partnership’s businesses on demand and operations, as well as on the operations of the Partnership’s suppliers, customers and other business partners, and the effectiveness of the Partnership’s actions taken in response to these risks;
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The ability of the Partnership to compete with other suppliers of propane, fuel oil and other energy sources;
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The impact on the price and supply of propane, fuel oil and other refined fuels from the political, military or economic instability of the oil producing nations, including the Russia/Ukraine conflict, global terrorism and other general economic conditions, including the economic instability resulting from natural disasters such as pandemics, including the COVID-19 pandemic;
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The ability of the Partnership to acquire sufficient volumes of, and the costs to the Partnership of acquiring, transporting and storing, propane, fuel oil and other refined fuels;
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The ability of the Partnership to acquire and maintain reliable transportation for its propane, fuel oil and other refined fuels;
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The ability of the Partnership to attract and retain employees and key personnel to support the growth of our business;
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The ability of the Partnership to retain customers or acquire new customers;
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The impact of customer conservation, energy efficiency and technology advances on the demand for propane, fuel oil and other refined fuels, natural gas and electricity;
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The ability of management to continue to control expenses and manage inflationary increases in fuel, labor and other operating costs;
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The impact of changes in applicable statutes and government regulations, or their interpretations, including those relating to the environment and climate change, derivative instruments and other regulatory developments on the Partnership’s business;
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The impact of changes in tax laws that could adversely affect the tax treatment of the Partnership for income tax purposes;
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The impact of legal proceedings on the Partnership’s business;
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The impact of operating hazards that could adversely affect the Partnership’s operating results to the extent not covered by insurance;
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The Partnership’s ability to make strategic acquisitions and successfully integrate them;
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The ability of the Partnership and any third-party service providers on which it may rely for support or services to continue to combat cybersecurity threats to its networks and information technology;
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The impact of current conditions in the global capital and credit markets, and general economic pressures;
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The operating, legal and regulatory risks the Partnership may face; and

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Other risks referenced from time to time in filings with the Securities and Exchange Commission (“SEC”) and those factors listed or incorporated by reference into this Annual Report under “Risk Factors.”

Some of these risks and uncertainties are discussed in more detail in the Partnership's Annual Report on Form 10-K for its fiscal year ended September 24, 2022 and other periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's view only as of the date made. The Partnership undertakes no obligation to update any forward-looking statement, except as otherwise required by law.

About Suburban Propane

Suburban Propane Partners, L.P. is a publicly traded master limited partnership listed on the New York Stock Exchange under the ticker symbol SPH. Headquartered in Whippany, New Jersey, Suburban has been in the customer service business since 1928 and is a nationwide distributor of propane, renewable energy and related products and services, as well as a marketer of natural gas and electricity and an investor in low carbon alternatives. The Partnership serves the energy needs of approximately 1 million residential, commercial, governmental, industrial and agricultural customers through approximately 700 locations across 42 states. The Partnership is supported by three core pillars: (1) Suburban Commitment – showcasing the Partnership's nearly 95-year legacy, and ongoing commitment to the highest standards for dependability, flexibility, and reliability that underscores the Partnership's commitment to excellence in customer service; (2) SuburbanCares – highlighting the Partnership's continued dedication to giving back to local communities across the Partnership's national footprint and (3) Go Green with Suburban Propane - promoting the clean burning and versatile nature of propane and renewable propane as a solution to a green energy future and its commitment to investing in and developing the next generation of renewable energy.

About Equilibrium Capital Group

Equilibrium Capital Group develops investment strategies and manages assets in sustainable finance and active ESG, focusing on sustainable food and agriculture and carbon transition infrastructure. Equilibrium was founded in 2008 with a mission to transform the planet into shared sustainable prosperity through capital markets. Since 2013, Equilibrium has invested in, developed, and scaled distributed carbon transition infrastructure assets that target carbon reduction across the agriculture, energy, transportation and heavy materials industries. Today, Equilibrium provides experienced capital alongside developers and operating partners for the development, construction and acquisition of long-lived renewable energy and carbon offset producing assets.

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